                                Exhibit 23a(1).

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Energy Liberty Unlimited, Inc. on Form SB-2 of our report dated May 6, 1999, on our audit of the balance sheet of Energy Liberty Unlimited, Inc. as of March 31, 1999, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period then ended.

___________/s/___________
SCHUMACHER & ASSOCIATES, INC.
Englewood, CO 80112

August 2, 1999